UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2010

Commission file number: 000-50021

INTERLINK-US-NETWORK, LTD.

(Exact name of registrant as specified in its charter)

California	000-50021	95-4642831
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation organization)	File Number)	Identification No.)

10390 Wilshire Boulevard

Penthouse 20

Los Angeles, California 90024

 (Address of principal executive offices) (Zip Code)

(310) 777-0012

 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On or around June 28, 2010, Interlink-US-Network, Ltd. (the “Company,” “Interlink,” “we,” and “us”) entered into a series of  agreements with The VeriGreen Group, LLC (“VeriGreen” and the “Agreements”) pursuant to which the Company agreed to acquire certain assets from VeriGreen including the rights to manufacture, market, sell and distribute permeable pavers under the name Permapave (“Permapave”), and various other assets from VeriGreen in exchange for the issuance of shares of our Common Stock and Series A Preferred Stock to VeriGreen.  In addition, our majority shareholder Jump Communications, Inc. (“Jump”) agreed to sell all of its shares of our Common Stock and Series A Preferred Stock to VeriGreen, in exchange for a payment of $400,000 plus the assumption of all outstanding liabilities of the Company and to create a new corporate structure to exploit and market our existing businesses as well as new businesses enabled by the Company’s acquired assets and technology licenses. We believe that these new businesses will enable the Company to continue to deliver to the home or business the ability to have two-way videophone sessions with broadcast quality, an unlimited number of entertainment channels, voice over IP and access to the public Internet in a single integrated service offering, while at the same time using its business network to manufacture, market, sell, distribute and develop Permapave acquired in this transaction.

Jump has already delivered its shares of Common Stock and Series A Preferred Stock to VeriGreen.  We currently anticipate issuing VeriGreen shares of Common Stock and convertible shares of Preferred Stock which will convert into a number of common shares that will result in VeriGreen owning 72% of our outstanding shares on a fully diluted basis as of the closing of the VeriGreen Stock Purchase Agreement (defined below).

Stock Purchase Agreement with VeriGreen

The Company, Jump, our former Chief Executive Officer and President and VeriGreen entered into a Stock Purchase Agreement on or about June 28, 2010 (the “VeriGreen Stock Purchase Agreement”), pursuant to which the Company agreed to acquire the rights to Permapave and various other assets from VeriGreen in consideration for 1,000,000 shares of our Common Stock and 10,000 shares of our Series A Preferred Stock.  In addition, Jump agreed to sell all of its shares of Interlink, consisting of 3,136,752 shares of our Common Stock and 12,546 shares of our Series A Preferred Stock in exchange for $400,000 and the issuance of shares of our Common Stock to our former Chief Executive Officer and President equal to two percent (2%) of our outstanding shares on a fully diluted basis.  Our two current Directors will remain on the Board of Directors, and our Board of Directors moving forward will consist of five Directors, three appointed by VeriGreen and that A. Frederick Greenberg, our former Chief Executive Officer and Director will serve as the fourth Director, and Richard M. Greenberg, our former President and Director will serve as the fifth Director.

In connection with the VeriGreen Stock Purchase Agreement, the Company entered into employment agreements with our former Chief Executive Officer and President.

While the VeriGreen Stock Purchase Agreement  provide for the completion of certain matters to occur at a later time (namely, the issuance of our stock to VeriGreen and its shareholders, and the completion of the acquisition of Permapave), the parties have since taken the position that the agreements are final, and as such cannot be cancelled or rescinded.

Additionally, pursuant to the VeriGreen Stock Purchase Agreement, the Company agreed to form a new operating subsidiary to hold the current assets of the Company originally acquired from Jump in 2007.

Item 5.01. Change in Control of Registrant.

As a result of the closing of the VeriGreen Stock Purchase Agreement, VeriGreen acquired 4,136,752 shares of our Common Stock and 22,546 shares of our Series A Preferred Stock, which on a fully diluted basis is equal to 72% of our outstanding shares.  Each share of Series A Preferred Stock is convertible into 833.33 shares of our Common Stock at any time at the option of the holder.  The consideration paid by VeriGreen for the shares consisted of the assets to be transferred under the terms of the VeriGreen Stock Purchase Agreement, the assumption of the obligations of the Company and the payment to Jump of $400,000.  VeriGreen used funds for the acquisition acquired under loans from two of its investors.  As a condition to the Agreement, VeriGreen was allowed to designate three new directors to join A. Frederick Greenberg and Richard M. Greenberg on the Company’s board of directors.  The table below sets forth the security ownership of VeriGreen:

(1)	(2)	(3)	(4)
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	The VeriGreen Group, LLC 575 Underhill Blvd., Suite 125 Syosset, NY 11791	4,136,752 owned directly of record	32.2%
Series A Convertible Preferred Stock (1)	The VeriGreen Group, LLC 575 Underhill Blvd., Suite 125 Syosset, NY 11791	22,546 owned directly of record (2)	100%

1.

Each share of Series A Convertible Preferred Stock is convertible into 833.33 shares of Common Stock at any time at the sole option of the holder.  Each share also grants the holder the right to 833.33 votes on all matters coming before the shareholders of the Company.

2.

VeriGreen has the right to acquire 18,788,258 shares of Common Stock by exercising the conversion rights on the Preferred Stock.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 5, 2010, the Board of Directors of the Company, appointed Robert Kondratick, Fredric H. Aaron and Lloyd Weinstein to the Board of Directors of the Company to serve as directors of the Company.  The Company’s board of directors now consists of five directors; A. Frederick Greenberg, Richard M. Greenberg, Robert Kondratick, Fredric H. Aaron and Lloyd Weinstein. Robert Kondratick was elected Chairman of the Board and President, A. Frederick Greenberg was elected Vice President, Richard M. Greenberg was elected Vice President, Fredric H. Aaron was elected Secretary and Lloyd Weinstein was elected Treasurer of the Company.  These actions were taken pursuant to the terms of the Agreement with VeriGreen previously reported herein. Each officer shall serve in such capacity until the earlier of his replacement by the Board of Directors or his voluntary resignation or termination of such position.

Mr. Robert Kondratick is the Chairman of the Board and President and a director of the Company.  Mr. Kondratick is also the Manager of VeriGreen, the President of Permapave USA Corp., the President of Permeable Solutions, Inc., and a Manager of VeriBrite, LLC. All of these entities are affiliates of VeriGreen.  Prior to joining VeriGreen, Mr. Kondratick served as the Chief Information Officer of Dash, a Long Island based health, fitness and self-improvement company.  Mr. Kondratick was also the Director of Sales of National Financial Systems, a debt collection company.  Mr. Kondratick is 39 years old.

Mr. Fredric H. Aaron, the Company’s Secretary and a director, is an attorney admitted to practice in New York State and in the Federal Courts for the Southern and Eastern Districts of New York.  He has served as the Company’s counsel on securities matters since 2007.  Mr. Aaron his own legal practice in Port Washington concentrating in business law, securities law, corporate law, mergers and acquisitions, and commercial and residential real estate.  Prior to establishing his own practice, Mr. Aaron was Counsel to the New York Regional Office of the Securities and Exchange Commission and Associate General Counsel for the domestic claims division of American International Group, Inc.  Mr. Aaron obtained his JD from NYU Law School in 1989 where he was Executive Editor of the “Review of Law and Social Change”, and his BA in Political Science from Brandeis University in 1986, where he graduated cum laude with honors.  Mr. Aaron is a member of the American Bar Association and the Nassau County Bar Association, as well as the ABA Committees on Business Law and Securities Law, and serves on the Board of Trustees of Solomon Schechter Day School of Nassau County and High School of Long Island.  Mr. Aaron is 46 years old.

Mr. Lloyd J. Weinstein, the Company’s Treasurer and a Director, is an attorney admitted to practice in the states of New York, New Jersey, and Florida, as well as federally for the Eastern District of New York, the District of New Jersey, and the United States Supreme Court.  After graduating Northwestern University and Brooklyn Law School, Mr. Weinstein established The Weinstein Group, PC in Hauppauge, New York.   As the senior partner for The Weinstein Group, Mr. Weinstein's practice primarily consists of close corporate  as well as commercial litigation.  As a result, Mr. Weinstein serves as Corporate Counsel for various corporations which currently include, amongst others, the Permapave group of companies, Verigreen, and Lumi-Coat, Inc.  In addition, Mr. Weinstein serves as the executor for a number of estates and trusts.  Mr. Weinstein is a member of the American Bar Association, the Florida Bar Association, the New York State Bar Association, the Queens County Bar Association and the Nassau County Bar Association.  Mr. Weinstein is a Certified Small Claims Arbitrator in the State of New York, and prior to establishing The Weinstein Group, PC, Mr. Weinstein served as an Examining Member of the Grievance Committees for the Bar Associations of the Tenth Judicial District as well as the Second/Eleventh Judicial Districts.  Mr. Weinstein is 39 years old.

Item 9.01 Financial Statements and exhibits.

Exhibit Number	Description
10.1*	Agreement with The VeriGreen Group, LLC
10.2*	Employment Agreement with A. Frederick Greenberg
10.3*	Employment Agreement with Richard M. Greenberg

* Attached hereto.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINK-US-NETWORK, LTD.
Date: July 12, 2010	By:	/s/ Robert Kondratick
Robert Kondratick
President and Chairman of the Board